SENIOR EXECUTIVE

2006 ANNUAL BONUS PLAN

Adopted on February 27, 2006

AMERICAN FINANCIAL GROUP, INC.

SENIOR EXECUTIVE

2006 ANNUAL BONUS PLAN

1. PURPOSE

The purpose of the Annual Bonus Plan (the "Plan") is to further the profitability of American Financial Group, Inc. (the "Company") to the benefit of the shareholders of the Company by providing incentive to the Plan participants.

2. ADMINISTRATION

The Plan shall be administered by the Company's Co-Chief Executive Officers. Subject to the provisions of the Plan, the Co-CEOs shall have exclusive power to determine the conditions (including performance requirements) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Subject to the provisions of the Plan, the Co-CEOs shall have the authority to interpret the Plan and establish, adopt or revise such rules and regulations and to make all determinations relating to the Plan as they may deem necessary or advisable for the administration of the Plan. The Co-CEOs' interpretation of the Plan and all of its actions and decisions with respect to the Plan shall be final, binding and conclusive on all parties.

3. PLAN TERM AND BONUS YEARS

The term of the Plan is one year, commencing January 1, 2006, unless and until the Plan shall be terminated or suspended as provided in Section 9. As used in the Plan the term "Bonus Year" shall mean a calendar year.

4. PARTICIPATION

As designated by the Co-CEOs, certain senior executives of the Company and its subsidiaries may participate in the Plan (the "Participants"). At the Co-CEOs' discretion, a portion of payments made to such employees under the Plan may be in shares of common stock of the Company.

5. ESTABLISHMENT OF INDIVIDUAL BONUS TARGETS AND PERFORMANCE CRITERIA

The Co-CEOs shall approve the individual target amount of bonus (the "Bonus Target") that may be awarded to each Participant. In no event shall the establishment of any Participant's Bonus Target give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to Section 6.

The Co-CEOs shall establish the performance criteria, both subjective and objective, (the "Performance Criteria") that will apply to the determination of the bonus of the Participants for that Bonus Year. The Bonus Targets and Performance Criteria are set forth on Schedules I and II.

6. DETERMINATION OF BONUSES AND TIME OF PAYMENT

As soon as practicable after the end of 2006, the Co-CEOs shall determine whether or not the performance criteria of the Plan has been attained and shall determine the amount of the bonus, if any, to be awarded to each Participant for 2006 according to the terms of this Plan. Such bonus determinations shall be based on achievement of the Performance Criteria for 2006.

7. TERMINATION OF EMPLOYMENT

If a Participant's employment with the Company or a subsidiary, as the case may be, is terminated for any reason other than discharge for cause, he may be entitled to such bonus, if any, as the Co-CEOs, in their sole discretion, may determine.

In the event of a Participant's discharge for cause from the employ of the Company or a Subsidiary, as the case may be, he shall not be entitled to any amount of bonus unless the Co-CEOs, in their sole discretion, determine otherwise.

8. MISCELLANEOUS

A. Government and Other Regulations. The obligation of the Company to make payment of bonuses shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

B. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all bonuses paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash payments.

C. Claim to Bonuses and Employment Rights. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

D. Beneficiaries. Any bonuses awarded under this Plan to a Participant who dies prior to payment shall be paid to the beneficiary designated by the Participant on a form filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal representative. A beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

E. Nontransferability. A person's rights and interests under the Plan may not be assigned, pledged or transferred except, in the event of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

F. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

G. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict between any such title or heading and the text of the Plan, such text shall control.

9. AMENDMENT AND TERMINATION

The Board may at any time terminate the Plan. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.

Schedule I

Senior Executive
Annual Bonus Plan for 2006
Participants and Bonus Targets

		Total		Individual
		Bonus	EPS	Performance
Name	Position	Target	Component	Component
James E. Evans	Senior Vice President &	$850,000	25%	75%
	General Counsel
Keith A. Jensen	Senior Vice President	$525,000	25%	75%
Thomas E. Mischell	Senior Vice President	$375,000	25%	75%

Schedule II

Senior Executive
Annual Bonus Plan
2006 Performance Criteria for Participants

The overall bonus for 2006 for each Participant will be the sum of such Participant's bonuses for the following two Performance Criteria components:

A. EPS Component.

Each participant's bonus allocated to the EPS Component will range from 0% to 125% of the dollar amount of the Bonus Target allocated to the EPS Component, based on the following levels of reported earnings per common share from insurance operations ("Operating EPS" defined below) achieved by the Company and its consolidated subsidiaries for 2006:

Percentage of Bonus Target to be paid
Operating EPS	For EPS Component

Less than $3.80	0
$4.10	100%
$4.40 or more	125%

If the Operating EPS is $3.80 or greater, but less than $4.10, or if the Operating EPS is greater than $4.10 and less than $4.40, the bonus will be determined by straight-line interpolation.

The Operating EPS to be considered is diluted EPS from the Company's insurance operations and not including investee results, realized gains and losses in the investment portfolio and unusual or non-recurring items; non-recurring items shall include any change taken as a result of a regularly scheduled re-examination of asbestos, environmental and other mass tort liabilities. Additionally, the Committee shall have the power and authority, in its discretion, to adjust reported Operating EPS upward or downward for purposes of the Plan to the extent the Committee deems equitable.

B. Individual Performance Component

Each participant's bonus allocated to the Individual Performance Component will range from 0% up to 125% of the target amount allocated to the Individual Performance Component and will be determined by the Co-Chief Executive Officers based on such officers' subjective rating of the Participant's relative overall performance for 2006. Such rating shall include a consideration of all factors deemed relevant, including, but not limited to, operational, qualitative measurements relating to the development and implementation of strategic initiatives and annual objectives, responses to unexpected developments, the development of management personnel, and the impact of any extraordinary transactions involving or affecting the Company and its subsidiaries.